                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            PETSMART, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.  Amount Previously Paid:
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     4.  Date Filed:
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
                                 PETSMART, INC.
                       10000 N. 31ST AVENUE, SUITE C-100
                               PHOENIX, AZ 85051

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1997

                             ---------------------

TO THE STOCKHOLDERS OF PETsMART, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PETsMART, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 20, 1997, at 10:00 a.m. local time at The Westin Hotel O'Hare, 6100 River Road, Rosemont, Illinois, for the following purposes:

    1. To elect four directors to hold office until the year 2000 Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's 1996 Non-Employee Directors' Equity Plan, as amended, to increase the number of shares of Common Stock covered thereunder from 428,570 to 700,000.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending February 1, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 1, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          Alan C. Mendelson
                                          SECRETARY

Palo Alto, California
May 16, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 PETSMART, INC.
                       10000 N. 31ST AVENUE, SUITE C-100
                               PHOENIX, AZ 85051

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of PETsMART, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 20, 1997, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Westin Hotel O'Hare, 6100 River Road, Rosemont, Illinois. The Company intends to mail this proxy statement and accompanying proxy card on or about May 16, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on May 1, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 1, 1997, the Company had outstanding and entitled to vote 114,608,616 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 10000 N. 31st Avenue, Suite C-100, Phoenix, AZ 85051, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than January 16, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of nine members and upon election of the nominees listed below will be increased to ten members. There are currently three directors in the class whose term of office expires in 1997 and upon election of the nominees listed below this class will be expanded to four members. Three of the nominees for election to this class are currently directors of the Company, all of whom were previously elected by the stockholders. The fourth nominee, Mr. Salmon, is not currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the year 2000 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

    Samuel J. Parker, age 54, Chairman of the Board, joined the Company in March 1989 as President and Chief Executive Officer. Mr. Parker served as President until January 1993, when he was elected Chairman. Effective with the annual meeting in June 1995, Mr. Parker resigned as Chief Executive Officer but remained as Chairman of the Board. Effective January 1997, Mr. Parker resigned as an employee of the Company and became non-executive Chairman of the Board.

    Philip L. Francis, age 50, has been a director of the Company since June 1989. Since July 1991, Mr. Francis has been President of, and since January 1993, Chief Executive Officer of Shaw's Supermarkets Inc., a subsidiary of J. Sainsbury plc, a supermarket operator. From July 1991 to January 1993, Mr. Francis served as Chief Operating Officer of Shaw's.

    Donna R. Ecton, age 49, has been a director of the Company since June 1994, and joined the Company as Chief Operating Officer in December 1996. From 1995 until December 1996, Ms. Ecton was Chairman, President and Chief Executive Officer of Business Mail Express, Inc., a business services company. From 1991 to 1994, she served as the President and Chief Executive Officer of Van Houten

North America, Inc. and Andes Candies, Inc., manufacturers of confectionery products. Ms. Ecton also serves as a director of the Barnes Group Inc., H&R Block, Inc., and Vencor Inc.

    Walter J. Salmon, age 66, has been the Stanley Roth, Sr., Professor of Retailing at the Harvard Business School since 1980. Mr. Salmon also serves as a director of Circuit City Stores, Inc., Hannaford Bros. Company, Harrah's Entertainment, Inc., Luby's Cafeterias, Inc., The Neiman Marcus Group, and The Quaker Oats Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

    Richard M. Kovacevich, age 53, has been a director of the Company since June 1996. Mr. Kovacevich has served as the Chairman since May 1995, as Chief Executive Officer since January 1993, as a Director since March 1986, and as President from January 1989 until January 1997, of Norwest Corporation, a financial services corporation. Mr. Kovacevich served as Vice Chairman and Chief Operating Officer of Norwest Corporation from March 1986 to January 1989. Mr. Kovacevich is a member of the board of directors of Dayton Hudson Corporation, Northern States Power Co. and ReliaStar Financial Corp.

    Thomas G. Stemberg, age 48, has been a director of the Company since April 1988. Mr. Stemberg has served as Chairman of the Board of Directors and Chief Executive Officer of Staples, Inc., an office supply superstore retailer, since February 1988 and served as President from January 1986 to February 1988.

    F. Richard Northcott, age 50, has been a director of the Company since December 1996. Mr. Northcott served as the Chairman of Pet City Holdings, plc from 1992 until its acquisition by the Company in December 1996. Mr. Northcott also serves as the Chairman of Theo Fennell Limited, an international jeweler.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    Denis L. Defforey, age 71, has been a director of the Company since October 1991. Mr. Defforey, retired Chairman of Carrefour, S.A, a discount retailing company, served that company in various capacities since 1959.

    Lawrence S. Phillips, age 70, has been a director of the Company since May 1993. Mr. Phillips also served as a director of the Company from January 1987 to October 1991. Mr. Phillips served as Chairman of Phillips-Van Heusen Corporation, an apparel manufacturer and retail company, from January 1987 to June 1994, as Chief Executive Officer from 1969 through May 1993, and as a director from 1951 to February 1995.

    Mark S. Hansen, age 42, President and Chief Executive Officer of the Company, joined the Company in December 1989 as Senior Vice President and was elected Executive Vice President in March 1991. Mr. Hansen was appointed Chief Operating Officer in December 1991 and President in January 1993 and was elected a director of the Company in September 1993. Mr. Hansen was appointed Chief Executive Officer of the Company in June 1995.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended February 2, 1997, the Board of Directors held five meetings. During fiscal 1996 the Board had an Audit Committee and a Compensation Committee. In addition, a Corporate Governance Committee was created in March 1997.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Francis and Kovacevich. Ms. Ecton was a member of the Audit Committee until her employment by the Company in December 1996. Mr. Kovacevich joined the Audit Committee in October 1996. The Audit Committee met twice during fiscal 1996.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Messrs. Phillips and Stemberg. Ms. Ecton was a member of the Compensation Committee until her employment by the Company in December 1996. The Compensation Committee met three times during fiscal year 1996 and it acted by unanimous written consent thirteen times during such fiscal year.

    The Corporate Governance Committee provides advice and assistance relating to corporate governance, to the organization and functioning of the Board of Directors and its committees, and to the selection of members for the Board of Directors and appointments to its committees. The Corporate Governance Committee currently is composed of two non-employee directors: Messrs. Kovacevich and Stemberg. Upon Mr. Salmon's election to the Board it is anticipated that Mr. Salmon also will be appointed to the Corporate Governance Committee.

    During the fiscal year ended February 2, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2
              1996 NON-EMPLOYEE DIRECTORS' EQUITY PLAN AS AMENDED

    In March 1996, the Board of Directors adopted the 1996 Non-Employee Directors' Equity Plan (the "1996 Directors' Plan") as an amendment and restatement of the 1992 Non-Employee Directors' Stock Option Plan authorizing the issuance of 428,570 shares of the Company's Common Stock; which was originally adopted on May 1992 and was amended and restated on April 1993 and June 1994. The stockholders of the Company approved the adoption of the 1996 Directors' Plan in June 1996.

    Under the 1996 Directors' Plan, on the date a non-employee director is first elected to the Board he or she will receive an option to purchase 30,000 shares and each year he or she will receive an option to purchase additional 9,000 shares contingent upon the non-employee director attending 75% of the regularly scheduled meetings of the Board.

    In March 1997, the Board approved an amendment to the 1996 Directors' Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's non-employee directors. The amendment increases the number of shares authorized for issuance under the 1996 Directors' Plan by 271,430 shares from 428,570 shares to a total of 700,000 shares, clarifies terms of the 1996 Directors' Plan and eliminates certain other terms that are no longer necessary to ensure that (i) optionees under the 1996 Directors' Plan qualify as disinterested directors under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) certain rights qualify for an exemption from the definition of a derivative security under Rule 16a-1 of the Exchange Act. The Board adopted this amendment to ensure that the Company can continue to attract qualified non-employee directors and grant stock options at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the 1996 Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to approve the 1996 Directors' Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether the matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

    The essential features of the 1996 Directors' Plan are outlined below:

GENERAL

    The 1996 Directors' Plan provides for non-discretionary grants of nonstatutory stock options. Nonstatutory stock options granted under the 1996 Directors' Plan are intended not to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options. The 1996 Directors' Plan also permits non-employee directors to elect to receive their annual retainer and per meeting attendance fees in the form of Common Stock of the Company and to defer payment of such fees.

PURPOSE

    The 1996 Directors' Plan was adopted to provide a means by which each director who is not otherwise an employee of the Company will be given an opportunity to purchase stock of the Company and to advance the interests of the Company through the motivation, attraction and retention of qualified non-employee directors. All non-employee directors are eligible to receive options under the plan.

ADMINISTRATION

    The 1996 Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the 1996 Directors' Plan and is authorized to delegate administration of such plan to a committee composed of not fewer than two members of the Board (the "Committee"). As used herein with respect to the 1996 Directors' Plan, the "Board" refers to the Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Only non-employee directors of the Company are eligible to participate in the 1996 Directors' Plan.

STOCK SUBJECT TO THE PLAN

    An aggregate of 428,570 shares of Common Stock are issuable under the 1996 Directors' Plan. Upon approval of Proposal 2, 700,000 shares of Common Stock will be issuable under the 1996 Directors' Plan. As of April 1, 1997, options to purchase an aggregate of 376,878 shares of Common Stock had been granted pursuant to the 1996 Directors' Plan and 51,692 shares remained available for future grant thereunder. If options granted under the 1996 Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1996 Directors' Plan.

    NON-DISCRETIONARY GRANTS. Option grants under the 1996 Directors' Plan are automatic and non-discretionary. The plan provides that each person elected for the first time to be a non-employee director after adoption of the plan by the Board will be granted an option on the date of his or her initial election as a director to purchase 30,000 shares of Common Stock. On February 10 of each year, each non-employee director who is then a member of the Board and who has served as a non-employee director for at least six months and has attended at least 75% of the regularly scheduled Board meetings held during the time he or she was a non-employee director during the previous fiscal year of the Company, will receive an option to purchase 9,000 shares of Common Stock.

    OPTION EXERCISE. Options under the 1996 Directors' Plan "vest" as to 1/4 of the shares subject to the option at the end of one year from the date of grant, and 1/36 of the shares remaining subject to the option at the end of each month thereafter, so long as the optionee continues to provide services to the Company, or its affiliates, as a director or otherwise.

    EXERCISE PRICE; PAYMENT. The exercise price of all options granted under the 1996 Directors' Plan is 100% of the fair market value of the Common Stock of the Company on the date on which the option is granted. The exercise price of options granted under the 1996 Directors' Plan must be paid either (i) in cash at the time the option is exercised; or (ii) by delivery of other Common Stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise; or (iii) by a combination of the methods of payment specified in (i) or (ii) above. At May 9, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $11.50 per share.

    TERMS. The maximum term of options under the 1996 Directors' Plan is 10 years. An option may be exercised following termination of the optionee's services to the Company and its affiliates only for that number of shares for which it was exercisable on the date of termination of such services.

PAYMENT OF FEES IN COMMON STOCK

    A non-employee director may elect to receive payment of meeting attendance and annual retainer fees in the form of Common Stock of the Company and to defer payment of these fees.

    An election to receive fees in the form of Common Stock of the Company shall be effective with respect to fees payable following the date of the election. An election to receive payment of fees in the form of the Company's Common Stock may be revoked only by a subsequent election to receive payment of fees in cash, which election shall be effective only with respect to fees payable (i) six months or more after the date of the election or (ii) such shorter period, if any, as would not cause the payment of fees in Common Stock to be a non-exempt purchase under Rule 16b-3.

    The number of shares of Common Stock shall be determined by dividing the amount of each fee payable by the fair market value of the Company's Common Stock on the date such fees were earned. The amount of any fractional share will be paid in cash.

    A non-employee director may elect to defer payment of fees that are payable in the form of Common Stock until a date specified by the non-employee director that is on or after the termination of the non-employee director's service (the "deferred payment date"). An initial election to defer payment of fees must be made on or before the date of the annual meeting of the Company's stockholders preceding the date such fees would, absent the deferral election, be payable.

    If a non-employee director has elected to receive his or her fees in the form of Common Stock, a certificate for the number of shares of Common Stock to which the non-employee director is entitled will be issued as soon as reasonably practicable following the date (deferred or current) the non-employee director is to receive the fee. Prior to issuance, shares of Common Stock subject to a non-employee director's deferral election shall be maintained as a bookkeeping entry only.

    The deferred payment date elected by a non-employee director may not be changed, except that it may be postponed by an amendment to the deferral election that is made at least 12 months in advance of the original deferred payment date.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1996 Directors' Plan or subject to any option under the 1996 Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to the 1996 Directors' Plan and the type of security, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1996 Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, specified types of merger or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, to the extent permitted by law, the time during which such option may be exercised will be accelerated and the options terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

    Unless sooner terminated, the 1996 Directors' Plan will terminate on May 11, 2002, or upon the occurrence of any event described in the paragraph under the heading "Effect of Certain Corporate Events." The Board may suspend or terminate the 1996 Directors' Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the 1996 Directors' Plan at any time or from time to time, subject to stockholder approval when required by Nasdaq.

RESTRICTIONS ON TRANSFER

    Under the 1996 Directors' Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee, or by his guardian or legal representative.

FEDERAL INCOME TAX INFORMATION

    There normally are no tax consequences to the optionee or the Company by reason of the grant of nonqualified stock options.

    Upon the exercise of an option, the difference between the market value of the Common Stock on the date of exercise and the option price would be taxable to the non-employee director as ordinary income. Subject to the requirement of reasonableness, this amount will be deductible by the Company in form of a business expense deduction.

    Upon disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee will recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income by reason of the exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date on which ordinary income was measured. There are no tax consequences to the Company by reason of the disposition by the optionee of Common Stock acquired upon exercise of a nonstatutory stock option.

    Directors' fees, whether payable in cash or Common Stock of the Company, are taxable upon receipt by the director.

PLAN BENEFITS

    The following table presents certain information with respect to options, which will be granted under the 1996 Directors' Plan within the twelve months following the date hereof to (i) each non-employee director and nominee and (ii) all non-employee directors and nominees as a group:

                                                                                        NUMBER OF SHARES
                                                                                           SUBJECT TO
                                                                       DOLLAR VALUE OF       OPTIONS
NAME                                                                       GRANTS       GRANTED OF TOTAL
---------------------------------------------------------------------  ---------------  -----------------
Philip L. Francis....................................................            --             9,000
Thomas G. Stemberg...................................................            --             9,000
Denis L. Defforey....................................................            --             9,000
Lawrence S. Phillips.................................................            --             9,000
Richard M. Kovacevich................................................            --             9,000
F. Richard Northcott.................................................            --             9,000
Walter J. Salmon (1).................................................            --            39,000
All non-employee directors and nominees as a group...................            --            93,000

------------------------

(1) If Mr. Salmon is elected to the Board of Directors, he will receive an initial option grant to purchase 30,000 shares at the conclusion of the 1997 annual meeting plus an annual option grant to purchase 9,000 shares in February 1998.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending February 1, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since the fiscal year ended January 28, 1990. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1997 (except as may be noted in the associated footnote) by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on April 1, 1997; (iii) all executive officers, directors and nominees of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                    BENEFICIAL OWNERSHIP (1)
                                                 ------------------------------
                                                   NUMBER OF      PERCENT OF
BENEFICIAL OWNER                                    SHARES           TOTAL
-----------------------------------------------  -------------  ---------------
FMR Corp. (2) .................................     9,465,906          8.27%
  82 Devonshire Street
  Boston, MA02109

Fourcar, B.V. .................................     8,763,018          7.65%
  Gebauw Autumn
  Overschiestraat 184 P
  1062 XK Amsterdam

Samuel J. Parker (3)...........................     1,089,544             *

Mark S. Hansen (4).............................       805,881             *

C. Donald Dorsey (5)...........................       630,300             *

Lawrence S. Phillips (6).......................       137,938             *

Philip L. Francis (7)..........................       111,144             *

Ronald E. Brown (8)............................        75,317             *

Ronald H. Butler (9)...........................       157,616             *

Ronald E. Grove (10)...........................       138,079             *

Donna R. Ecton (11)............................        30,851             *

Thomas G. Stemberg (12)........................        71,981             *

Denis L. Defforey (13).........................        28,292             *

Richard M. Kovacevich..........................         8,400             *

F. Richard Northcott (14)......................       872,096             *

Walter J. Salmon (15)..........................           150             *

All executives officers and directors as a          4,416,466          3.81%
  group (18 persons) (16)......................

------------------------

 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 114,526,781 shares outstanding on April 1, 1997, adjusted as required by rules promulgated by the SEC.

(2) Based upon a Schedule 13G filed by FMR Corp. ("FMR") reporting such beneficial ownership as of May 8, 1997. Consists of 9,465,906 shares over which FMR has sole dispositive power and 505,740 shares over which FMR has sole voting authority pursuant to discretionary investment management agreements. The shares are held in various fiduciary accounts for which FMR acts as investment manager.

(3) Includes 971,686 shares held by Mr. Parker or his wife as trustees of the Samuel J. and Sandra S. Parker Family Trust. Also includes 117,858 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(4) Includes 334,513 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(5) Includes 431,558 shares held by Mr. Dorsey or his wife as trustees of the C. Donald Dorsey and Lydia Dorsey Revocable Trust dated August 5, 1993 and 3,588 shares held by Donaldson, Lufkin & Jenrette as IRA Custodian for C. Donald Dorsey. Also includes 194,642 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(6) Includes 22,938 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(7) Includes 7,852 shares of Common Stock held by each of Mr. Francis' two minor children. Also includes 103,292 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(8) Includes 75,000 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(9) Includes 156,250 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(10) Includes 137,500 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(11) Includes 29,751 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(12) Includes 33,646 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(13) Consists of 28,292 shares of Common Stock subject to options exercisable on or before May 31, 1997.

(14) Includes 601,982 shares of Common Stock held by Mr. Northcott's spouse and 262,114 shares of Common Stock held by Thornhill Trust AG.

(15) Consists of 150 shares of Common Stock held by Goldman, Sachs & Co. as IRA Custodian for Walter J. Salmon.

(16) Includes 3,125,377 shares of Common Stock held by directors, nominees and executive officers of the Company, and entities affiliated with such persons. Also includes 1,291,089 shares of Common Stock subject to stock options held by executive officers and directors exercisable on or before May 31, 1997. See Notes 3 through 15.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 2, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one amendment to a transaction report for Mr. Mendelsohn was filed late.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each of the Company's non-employee directors receive an annual retainer of $6,000 and payments of $1,000 for each regularly scheduled Board of Directors and committee meetings attended. As described in Proposal 2, it is proposed to permit these fees to be paid in the Company's Common Stock on a current or deferred basis. Such directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive separate compensation for their services as directors, but are eligible to receive stock options under the 1995 Equity Incentive Plan (the "Incentive Plan"). Non-employee directors are not eligible to receive stock options under the Incentive Plan.

    Each non-employee director of the Company receives stock option grants under the 1996 Directors' Plan (see discussion under Proposal 2). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the 1996 Directors' Plan. Options granted under the 1996 Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    During fiscal 1996, options to purchase an aggregate of 105,000 shares of the Company's Common Stock were granted to non-employee directors at an exercise price ranging from $16.59 to $23.00; no options were exercised under the 1996 Directors' Plan in fiscal 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS
                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended February 2, 1997, January 28, 1996, and January 29, 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at February 2, 1997 (the "Named Executive Officers"):

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                                                                AWARDS
                                                                                             -------------
                                                              ANNUAL COMPENSATION             SECURITIES
                                                    ---------------------------------------   UNDERLYING
                                                                             OTHER ANNUAL        STOCK         ALL OTHER
                                                     SALARY                  COMPENSATION       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                          ($)(1)     BONUS ($)        $(2)           (#)(3)          ($)(4)
---------------------------------------             ---------  -----------  ---------------  -------------  ---------------
Mark S. Hansen ........................       1996  $ 400,000   $  80,000             --              --       $   3,540
  President and Chief Executive Officer       1995  $ 279,800   $ 139,900             --         175,000       $   3,516
                                              1994  $ 190,000   $  80,000             --          75,000       $   2,248

C. Donald Dorsey ......................       1996  $ 275,000   $  44,000             --              --       $   3,540
  Executive Vice President                    1995  $ 245,200   $ 100,000             --          36,000       $   3,516
                                              1994  $ 160,000   $  80,000                        105,000       $   2,248

Ronald H. Butler (5) ..................       1996  $ 275,000   $  44,000             --              --              --
  Executive Vice President, Marketing         1995    197,116   $ 100,000             --         186,000              --
                                              1994         --          --             --              --              --

Ronald E. Brown (6) ...................       1996  $ 215,000   $  34,400             --              --       $   1,155
  Senior Vice President, Store                1995  $ 175,000   $  75,000      $  49,669         186,000              --
  Operations                                  1994         --          --             --              --              --

Ronald E. Grove (7) ...................       1996  $ 200,000   $  32,000             --              --              --
  Senior Vice President, Logistics &          1995         --          --             --              --              --
  Business Development                        1994         --          --             --              --              --

------------------------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officer.

(2) Consists of reimbursement of relocation expenses (including tax gross-up).

(3) PETsMART has not granted any SARs or restricted stock awards.

(4) Consists of discretionary contributions made by PETsMART to PETsMART's 401(k) Plan on behalf of such employees.

(5) Mr. Butler joined the Company in April 1995.

(6) Mr. Brown joined the Company in January 1995.

(7) Mr. Grove joined the Company in March 1995.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1995 Equity Incentive Plan (the "Incentive Plan"). As of April 1, 1997, options to purchase a total of 20,993,707 shares were outstanding under the Incentive Plan and options to purchase 8,873,459 shares remained available for grant thereunder. No options were granted under the Incentive Plan to the Named Executive Officers during the year ended February 2, 1997.

    The following table shows for the fiscal year ended February 2, 1997, certain information regarding options exercised by and held at year end by, the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES              VALUE OF
                                                                           UNDERLYING            UNEXERCISED
                                                                           UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS AT             OPTIONS AT
                                                            VALUE          FY-END (#)           FY-END ($)(2)
                                      SHARES ACQUIRED      REALIZED       EXERCISABLE/           EXERCISABLE/
NAME                                  ON EXERCISE (#)       ($)(1)        UNEXERCISABLE         UNEXERCISABLE
-----------------------------------  -----------------  --------------  -----------------  ------------------------
Mark S. Hansen.....................         85,000       $  1,824,520     374,245/375,893  $   5,989,164/$3,682,996

C. Donald Dorsey...................         83,852       $  1,823,228     195,445/183,697  $   2,901,402/$1,929,202

Ronald H. Butler...................             --                 --     131,250/240,750  $     896,875/$1,769,625

Ronald E. Brown....................        100,000       $  1,029,036      50,000/222,000  $     566,667/$2,316,500

Ronald E. Grove....................             --                 --     112,500/259,500  $     646,875/$1,694,625

------------------------

(1) Value realized is based on the fair market value of PETsMART Common Stock on the date of exercise minus the exercise price.

(2) Based on the fair market value of PETsMART's Common Stock at January 31, 1997 ($22.75), the last trading day of the fiscal year, minus the exercise price of the option, multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

    The Company has entered into employment letter agreements with each of Mark
S. Hansen and C. Donald Dorsey. The agreements with Messrs. Dorsey and Hansen terminate at the end of the Company's fiscal year ending January 31, 1999 and February 1, 1998, respectively. The agreements provide for an annual salary and bonus to be determined from time to time by the Compensation Committee of the Board of Directors and participation in the Company's employee benefits programs. In the event the employment of Messrs. Hansen or Dorsey is terminated by the Company for reasons other than cause, the executive will be entitled to receive a severance allowance equal to one year's compensation, which consists of base salary, a pro rata bonus and continuation of health care benefits. If the executive's employment is terminated voluntarily or for cause, no severance allowance will be provided.

    In 1995, the Company entered into a letter agreement with Donald S. Spear, former Senior Vice President of the Company, under which Mr. Spear began a leave of absence from the Company for up to three years. During the first year of Mr. Spear's leave only, the Company paid him a salary continuation of $50,000, and guaranteed him a bonus of $25,000 payable at the end of the Company's 1995 fiscal year.

    In October 1996, the Company entered into an employment agreement with C. Giles Clarke, Executive Vice President Europe. The agreement terminates on December 18, 1998, provides for an annual salary and bonus, participation in the Company's employee benefits programs, use of an automobile, and pension contributions. In the event Mr. Clarke's employment is terminated by the Company for reasons other than cause, Mr. Clarke shall be entitled to receive a severance allowance equal to the unexpired portion of the agreement. If Mr. Clarke's employment is terminated voluntarily or for cause, no severance allowance will be permitted.

    Each executive officer and salaried employee has entered into a non-competition agreement which prohibits such officer or employee from competing with the Company for a period of one year after termination of his/her employment. Each executive officer has also entered into a proprietary information and inventions agreement in which the officer agrees to assign to the Company any right, title or interest in any and all inventions and proprietary information (as defined), conceived, reduced to practice or learned during his/her employment and agreed for one year after termination of employment not to induce any employee to leave the Company or solicit the business of any client or customer of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE OF
              THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee of the Board of Directors is responsible for establishing the policies and programs which determine the compensation of PETsMART's executive officers. The Committee sets base cash compensation and incentive bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee, consisting of two non-employee directors, has exclusive responsibility to recommend for Board approval grants of incentive stock options or other equity incentives to executive officers. The Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and independent executive compensation data. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

COMPENSATION PHILOSOPHY

    When creating policies and making decisions concerning executive compensation, we:

    - ensure that the executive team has clear goals and accountability with respect to Company performance;

    - establish pay opportunities that are competitive based on prevailing practices for our industry, our stage of growth and the labor markets in which we operate;

    - assess results fairly and regularly in light of expected Company performance; and

    - align pay incentives with the long-term interests of the Company's stockholders.

COMPENSATION PROGRAM

    PETsMART's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. BASE SALARY for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of the Company and the competitive

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

       pay practices of comparable companies. The Committee believes that the base annual salaries it pays to its executives are somewhat lower than those paid to executives of comparable companies in the industry and other high-performance retailers. It seeks, however, to provide its executives with opportunities for higher compensation through bonuses and stock options.

    2. CASH INCENTIVE COMPENSATION is designed to motivate executives to attain short-term and long-term corporate and business goals. Our policy is to have a significant portion of an executive's total cash compensation tied to the Company's overall performance. At the beginning of each fiscal year, each executive officer is assigned a bonus award target equal to a specified percentage of his or her annual base salary. For fiscal 1996, Mr. Hansen, the Chief Executive Officer of the Company, was assigned a bonus award target of approximately 50% of his annual salary. The bonus award target for each executive is determined by the Compensation Committee at the beginning of each fiscal year based on the executive's position and responsibilities. Actual bonus payout to an executive officer in relation to his or her bonus target is a function of two measures for the prior fiscal year: the Company's overall performance relative to a net income target, and the individual's success in meeting certain specified individual objectives. Actual bonuses generally range from zero, if neither Company nor individual performance goals are met, to a maximum of 200% of an executive's bonus target if both Company and individual performance goals are substantially exceeded.

    3. EQUITY-BASED INCENTIVE COMPENSATION is provided to certain employees, including executive officers, through the Incentive Plan. Under the Incentive Plan, executive officers are granted stock options based on their responsibilities and position in the Company. These options generally terminate 10 years from the date of grant subject to vesting during the participant's employment with the Company. Options issued prior to 1996 generally vest ratably over a period of four years. Annual option grants to executive officers for fiscal 1996 and fiscal 1997 vest only at the end of three years, and are intended to be part of a new program of smaller but more frequent annual stock option grants. Annual grants of an aggregate of 1,088,000 shares for fiscal 1996 and an aggregate of 869,000 shares for fiscal 1997 have been granted to executive officers. In granting options under the Incentive Plan, the Compensation Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. The purpose of the Incentive Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Vesting periods under the Incentive Plan are utilized to encourage executives to remain with the Company and to focus on longer-term results.

OTHER EXECUTIVE COMPENSATION

    PETsMART provides programs to executives that are also available to other Company employees, including the 401(k) Savings Plan, medical/dental/vision benefits and the Company's Employee Stock Purchase Plan, which allows employees to purchase shares of the Company's Common Stock at a discount, subject to certain limitations. There is no pension program. In addition, the Company has implemented a Non-Qualified Deferred Compensation Plan pursuant to which executive officers and directors of the Company can elect to defer receipt of certain salary and cash bonus payments. The Company provides a car allowance to its executives, but generally does not provide other perquisites.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mark S. Hansen, PETsMART's President and Chief Executive Officer, joined the Company in December 1989 as Senior Vice President and was elected Executive Vice President in March 1991. Mr. Hansen was elected Chief Operating Officer in December 1991, President in January 1993 and Chief Executive Officer in June 1995. The Company has entered into an employment letter agreement with Mr. Hansen which provides for an annual salary and bonus to be determined from time to time by the Compensation Committee, at its discretion.

    Mr. Hansen is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. Mr. Hansen's base salary for fiscal 1996 was $400,000, an increase of $120,200 over fiscal 1995. Mr. Hansen's incentive bonus payment for fiscal 1996, paid in fiscal 1997, was $80,000, or 40% of his bonus award target for the year.

    The Compensation Committee has set Mr. Hansen's base salary for fiscal 1997 at $500,000, and has set his bonus target for fiscal 1997 at 75% of his base salary based on its subjective evaluation of various factors, including the importance to PETsMART of the exceptionally high level of leadership and strategic planning contributed by Mr. Hansen, compensation paid to executives of comparable companies in the retail industry and the importance to PETsMART and its stockholders of keeping the Company in its industry leadership position.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Compensation Committee has determined that stock options granted under the Company's Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation." Accordingly, the Incentive Plan has previously been amended to provide for an annual per person limitation on the size of option grants and such amendment has been approved by the stockholders. Any compensation recognized by a Named Executive Officer as a result of the exercise of such a stock option will be deductible by the Company.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Lawrence S. Phillips
                                          Thomas G. Stemberg

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following chart shows the value of an investment of $100 made (i) on July 23, 1993 in the Company's Common Stock, (ii) on June 30, 1993, in the Standard & Poors 500 Index, and (iii) on June 30, 1993, in the Standard & Poors Retail Stores -- Specialty Index, including reinvestment of dividends, as of the last day of the fiscal years ended January 30, 1994, January 29, 1995, January 28, 1996, and February 2, 1997.

/s/ ALAN C. MENDELSON

       As of May 9, 1997 the value of an investment of $100 made on July 23, 1993 in the Company's Common Stock equaled $138.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          ALAN C. MENDELSON
                                          Secretary

May 16, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, PETSMART, INC., 10000 N. 31ST AVENUE, SUITE C-100, PHOENIX, AZ 85051.

                                    PETSMART, INC.

                      1996 NON-EMPLOYEE DIRECTORS' EQUITY PLAN

                 Adopted by the Board of Directors on March 28, 1996

                    Approved by the Stockholders on June 21, 1996

                                Amended March 27, 1997

                    Reflects 2:1 Stock Dividend paid July 19, 1996
                       to Holders of Record as of July 8, 1996


                                     INTRODUCTION

     The PETsMART, Inc. 1996 Non-Employee Directors' Equity Plan (the "Plan") was adopted on March 28, 1996 as an amendment and restatement of the 1992 Non-Employee Directors' Stock Option Plan, which was originally adopted on May 11, 1992 and was amended and restated on April 11, 1993 and on June 24, 1994. The Plan was last amended to read as set forth herein on March 27, 1997.

1.   PURPOSE.

     (a) The purpose of the Plan is to provide a means by which each director of PETsMART, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company. The Plan also permits Non-Employee Directors to elect to receive their annual retainer and meeting attendance fees in the form of common stock of the Company and to defer such payments.


                                      1.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2)  To amend the Plan as provided in paragraph 12.


                                      2.

          (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Seven Hundred Thousand (700,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Only Non-Employee Directors of the Company may participate in the Plan.


                                      3.

5.   NON-DISCRETIONARY GRANTS.

     (a) Each person who is elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase Thirty Thousand (30,000) shares of common stock of the Company on the terms and conditions set forth herein.

     (b) On February 10 of each year each person who is then, and who has been for at least six (6) months, a Non-Employee Director of the Company and who attended at least seventy-five percent (75%) of the regularly scheduled meetings of the Board held while such Non-Employee Director was so serving during the previous fiscal year of the Company shall be granted an option to purchase Nine Thousand (9,000) shares of common stock of the Company on the terms and conditions set forth herein. Should the date of grant set forth above be a legal holiday, such grant shall be made on the next business day.

6.   OPTION PROVISIONS.

     Each option shall contain the following terms and conditions:

     (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either
1. in cash at the time the option is exercised, or 1. by delivery to the Company of shares of common stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported


                                      4.

earnings and valued at the fair market value on the date of exercise, or (3) by a combination of such methods of payment.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) An option shall vest with respect to each optionee as follows: (i) twenty-five percent (25%) of the total number of shares subject to the option shall vest one year after the grant date of such option and (ii) one thirty-sixth (1/36) of the remaining seventy-five percent (75%) of the shares subject to such option shall vest at the end of each additional one-month period following the vesting of the first twenty-five percent (25%) pursuant to subsection (i) above, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company


                                      5.

stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority


                                      6.

which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   PAYMENT OF FEES IN COMMON STOCK

     (a) A Non-Employee Director may elect to receive payment of his or her annual retainer and meeting attendance fees from the Company in the form of common stock of the Company. Such an election shall be effective with respect to fees payable six months or more following the date of the election. An election to receive payment of fees in the form of the Company's common stock may be revoked only by a subsequent election to receive payment of fees in cash, which election shall be effective with respect to fees payable (i) six months or more after the date of the election or (ii) such shorter period, if any, as would not cause the payment of fees in common stock to be a non-exempt purchase under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). The number of shares of the Company's common stock to be paid to a Non-Employee Director shall be determined by dividing the amount of each fee payable by the fair market value of the Company's common stock on the date such fees were earned. The amount of any fractional share shall be paid in cash.

     (b) A Non-Employee Director may elect to defer payment of any annual retainer and meeting attendance fees from the Company that are payable in the form of common stock of the


                                      7.

Company to a date specified by the Non-Employee Director that is on or after termination of the Non-Employee Director's service (the "deferred payment date"). An initial election to defer payment of fees must be made within 30 days following the adoption of the Plan or on or before the date of the annual meeting of the Company's shareholders preceding the date such fees would, absent the deferral election, be payable. An election to defer fees must be made: (i) within 30 days after the approval of this Plan by the Company's stockholders, or (ii) for later elections, on or before the date of the annual meeting of the Company's shareholders immediately preceding the date the fees would otherwise be payable. A Non-Employee Director's deferred payment date may not be changed, except that it can be postponed by an amendment to the deferral election that is made at least 12 months before the original deferred payment date.

     (c) If a Non-Employee Director has elected to receive his or her fees in the form of common stock, a certificate for the number of shares of common stock to which the Non-Employee Director is entitled shall be issued as soon as reasonably practicable following the date (deferred or current) the director is to receive the fee. Prior to issuance, shares of common stock subject to a Non-Employee Director's deferral election shall be maintained as a bookkeeping entry only.

10.  MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder


                                      8.

with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of


                                      9.

shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted as to the type of security and maximum number of shares subject to the Plan and the type of security and number of shares and price per share of stock subject to outstanding options.

     (b) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, to the extent permitted by applicable law, the time during which outstanding options may be exercised shall be accelerated to permit the optionee to exercise all such options prior to such merger, consolidation, reverse merger or reorganization, and the options terminated if not exercised prior to such event.

12.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan, provided, however, that no amendment shall be effective unless approved by the stockholders of the Company to the extent required by Nasdaq or stock exchange listing requirements.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.



                                      10.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 11, 2002. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

14.  CONTINUATION OF PLAN.

     Notwithstanding any other provision of the Plan to the contrary, the terms of the Plan as in effect from time to time prior to this restatement shall remain in effect and shall apply to grants made under prior versions of the Plan.

15.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     (a) The Plan as amended and restated herein shall become effective upon approval by the Board of Directors and approved by the stockholders of the Company.

     (b) No option granted after the date of this amendment and restatement of the Plan shall be exercised or exercisable unless and until the condition of subparagraph 15(a) above has been met.




                                      11.

                                 PETSMART, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1997

    The undersigned hereby appoints Mark S. Hansen and C. Donald Dorsey and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PETsMART, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PETsMART, Inc. to be held at The Westin Hotel O'Hare, 6100 River Road, Rosemont, Illinois, on Friday, June 20, 1997 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1. To elect four directors to hold office until the 2000 Annual Meeting of Stockholders.

/ / FOR all nominees listed below.       / / WITHHOLD AUTHORITY to
  (except as marked to the contrary        vote for all nominees listed below.
below)

NOMINEES: Samuel J. Parker, Philip L. Francis, Donna R. Ecton, Walter J. Salmon

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:
________________________________________________________________________________
________________________________________________________________________________

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

PROPOSAL 2. To approve an amendment to the Company's 1996 Non-Employee
            Directors' Equity Plan, as amended, to increase the number of shares of Common Stock covered thereunder from 428,570 to 700,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

PROPOSAL 3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending February 1, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                         Dated ___________________________, 1997
                                         _______________________________________
                                         _______________________________________
                                                      SIGNATURE(S)

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. IF THE STOCK IS
                                         REGISTERED IN THE NAMES OF TWO OR MORE
                                         PERSONS, EACH SHOULD SIGN. EXECUTORS,
                                         ADMINISTRATORS, TRUSTEES, GUARDIANS AND
                                         ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                         TITLES. IF SIGNER IS A CORPORATION,
                                         PLEASE GIVE FULL CORPORATE NAME AND
                                         HAVE A DULY AUTHORIZED OFFICER SIGN,
                                         STATING TITLE. IF SIGNER IS A
                                         PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                         NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.